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                                 EXHIBIT NO. 12
                                 --------------

                                 COMPUTATION OF

                                RATIO OF EARNINGS

                                TO FIXED CHARGES








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                           THE PROGRESSIVE CORPORATION
                        COMPUTATION OF RATIO OF EARNINGS
                                TO FIXED CHARGES
                                   (millions)
                                   (unaudited)


                                                                   Six Months ended June 30,
                                                              ------------------------------------
                                                                    1998                1997
                                                              -----------------    ---------------

     Income before income taxes:                                     $354.4               $256.9
                                                              -----------------    ---------------
     Fixed charges:
        Interest and amortization of indebtedness                      32.3                 32.3
        Portion of rents representative of the interest                 3.3                  2.6
          factor (1)
                                                              -----------------    ---------------
     Total fixed charges                                               35.6                 34.9
                                                              -----------------    ---------------
     Total income available for fixed charges                        $390.0               $291.8
                                                              =================    ===============

     Ratio of earnings to fixed charges                                11.0                  8.4
                                                              =================    ===============

     1 Excludes interest capitalized of $1.0 million for the six months ended June 30, 1998; no interest was capitalized in 1997.